SCHEDULE 6

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Stock of The First Marblehead Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 22nd day of August, 2016.

FP RESOURCES USA INC.

By:	/s/ Stan Spavold
Name (Printed): Stan Spavold
Title: Secretary

LOBSTER POINT HOLDINGS LIMITED

By:	/s/ Stan Spavold
Name (Printed): Stan Spavold
Title: Secretary

/s/ John Carter Risley
John Carter Risley, Individually

FP RESOURCES HOLDINGS LP

By:	/s/ Stan Spavold
Name (Printed): Stan Spavold
Title: Secretary

FP ACQUISITION HOLDINGS LLC

By:	/s/ Stan Spavold
Name (Printed): Stan Spavold
Title: Secretary